Apollo Global Management, Inc. Fourth Quarter and Full Year 2025 Earnings

APOLLO

Fourth Quarter and Full Year 2025 Financial Highlights

- GAAP Net Income Attributable to Apollo Global Management, Inc. Common Stockholders was $0.7 billion and $3.4 billion for the quarter and full year ended December 31, 2025, or $1.07 and $5.58 per share, respectively
- Apollo's primary non-GAAP earnings metric, Adjusted Net Income, which represents the sum of FRE, SRE, and PII, less HoldCo interest and other financing costs and taxes, totaled $1.5 billion and $5.2 billion, or $2.47 and $8.38 per share, for the fourth quarter and full year, respectively

	4Q'25	Per Share	FY'25	Per Share
GAAP Financial Measures ($ in millions, except per share amounts)				
Net Income Attributable to Apollo Global Management, Inc. Common Stockholders	$660	$1.07	$3,395	$5.58
Segment and Non-GAAP Financial Measures ($ in millions, except per share amounts)				
Fee Related Earnings (“FRE”)	$690	$1.11	$2,528	$4.08
Spread Related Earnings (“SRE”)	$865	$1.39	$3,361	$5.43
Fee and Spread Related Earnings	$1,555	$2.49	$5,889	$9.50
Principal Investing Income (“PII”)	$227	$0.36	$338	$0.54
Adjusted Net Income (“ANI”)	$1,540	$2.47	$5,195	$8.38
Assets Under Management ($ in billions)				
Total Assets Under Management (“AUM”)	$938			
Fee-Generating AUM (“FGAUM”)	$709			

	4Q'25	FY'25
Business Drivers ($ in billions)		
Inflows	$42	$228
Origination	$97	$309
Gross Capital Deployment	$113	$386

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 29 to 33. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 28. Per share calculations are based on end of period Adjusted Net Income Shares Outstanding. FY'25 per share amounts represent the sum of the last four quarters. See page 21 for the share reconciliation. “NM” as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides.

1

APOLLO

GAAP Income Statement (Unaudited)

(In millions, except per share amounts)	4Q'24	3Q'25	4Q'25	FY'24	FY'25
Revenues					
Asset Management					
Management fees	$523	$606	$681	$1,899	$2,378
Advisory and transaction fees, net	205	378	352	822	1,202
Investment income (loss)	395	444	207	1,305	1,143
Incentive fees	42	51	96	150	245
Property management, development and other fees	—	8	24	—	32
Retirement Services					
Premiums	155	117	2,277	1,318	2,628
Product charges	260	292	306	1,016	1,137
Net investment income	4,237	5,013	5,115	15,718	19,245
Investment related gains (losses)	(1,037)	2,254	123	2,045	1,544
Revenues of consolidated variable interest entities	493	654	674	1,822	2,470
Other revenues	10	6	9	19	25
Total Revenues	**5,283**	**9,823**	**9,864**	**26,114**	**32,049**
Expenses					
Asset Management					
Compensation and benefits	(732)	(761)	(885)	(2,608)	(2,993)
Interest expense	(67)	(64)	(72)	(226)	(256)
General, administrative and other	(285)	(409)	(459)	(1,170)	(1,546)
Retirement Services					
Interest sensitive contract benefits	(1,642)	(4,164)	(3,003)	(8,949)	(12,089)
Future policy and other policy benefits	(623)	(613)	(2,752)	(3,054)	(4,433)
Market risk benefits remeasurement gains (losses)	456	(131)	(47)	102	(452)
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	(263)	(355)	(328)	(941)	(1,242)
Policy and other operating expenses	(535)	(573)	(613)	(2,136)	(2,278)
Total Expenses	**(3,691)**	**(7,070)**	**(8,159)**	**(18,982)**	**(25,289)**
Other Income (Loss) – Asset Management					
Net gains (losses) from investment activities	25	78	(43)	58	(251)
Net gains (losses) from investment activities of consolidated variable interest entities	20	35	54	90	304
Other income (loss), net	87	33	36	155	(136)
Total Other Income (Loss)	**132**	**146**	**47**	**303**	**(83)**
Income (loss) before income tax (provision) benefit	1,724	2,899	1,752	7,435	6,677
Income tax (provision) benefit	(62)	(438)	(592)	(1,062)	(1,276)
Net income (loss)	**1,662**	**2,461**	**1,160**	**6,373**	**5,401**
Net (income) loss attributable to non-controlling interests	(176)	(725)	(476)	(1,796)	(1,909)
Net income (loss) attributable to Apollo Global Management, Inc.	**1,486**	**1,736**	**684**	**4,577**	**3,492**
Preferred stock dividends	(24)	(24)	(24)	(97)	(97)
Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$1,462**	**$1,712**	**$660**	**$4,480**	**$3,395**
Earnings (Loss) per share					
Net income (loss) attributable to Common Stockholders - Basic	$2.42	$2.82	$1.07	$7.39	$5.58
Net income (loss) attributable to Common Stockholders - Diluted	$2.39	$2.78	$1.07	$7.33	$5.54
Weighted average shares outstanding - Basic	584	589	594	586	589
Weighted average shares outstanding - Diluted	603	608	598	604	594

2

Fourth quarter results complete a year of strong organic growth and execution against 2025 targets • Record quarterly and annual FRE of $690 million and $2.5 billion, respectively, driven by strong FRE growth of 23% in 2025 • Robust quarterly and record annual SRE of $865 million and $3.4 billion, respectively, supported by strong organic growth and increased alternative investment income • Together, FRE and SRE totaled a record $1.6 billion in the fourth quarter and $5.9 billion in 2025, showcasing the strength of the combined earnings streams • Total AUM of $938 billion benefited from inflows of $42 billion in the fourth quarter and a record $228 billion in 2025, driving a 25% increase year-over-year Continued execution on three strategic growth pillars • Origination: Record quarterly origination activity of $97 billion in the fourth quarter and $309 billion in 2025 driven by significant contributions from core credit and origination platforms • Global Wealth: Strong quarterly inflows of $4 billion and record annual inflows of $18 billion in 2025 driven by sustained momentum in signature semi-liquid products and growing demand towards fixed income replacement-focused products • Capital Solutions: Record quarterly and annual capital solutions fees of $226 million in the fourth quarter and $808 million in 2025 demonstrating Apollo's differentiated and flexible capital solutions at scale across a broad range of market conditions, geographies, and sectors Strategically allocating capital to drive stockholder value • Share Repurchases: Repurchased $260 million of common stock in the fourth quarter and approximately $1.4 billion of common stock in 2025, including $313 million of opportunistic share repurchases • Dividends: Distributed more than $1 billion of common stock dividends in 2025 and intend to increase the annual amount 10% from $2.04 per share to $2.25 per share of common stock commencing with the first quarter 2026 dividend1 • Investments: Allocated approximately $180 million of strategic capital to fund various investments supporting future growth in 2025 Fourth Quarter and Full Year 2025 Business Highlights ✓ ✓ 31. The declaration and payment of any dividends are at the sole discretion of the Apollo Global Management, Inc. board of directors, which may change the dividend policy at any time, including, without limitation to, to eliminate the dividend entirely.

($ in millions, except per share amounts) 4Q'24 3Q'25 4Q'25 FY'24 FY'25 Management fees $742 $863 $942 $2,776 $3,391 Capital solutions fees and other, net 160 212 226 668 808 Fee-related performance fees 53 73 76 208 266 Fee-related compensation (227) (304) (336) (925) (1,178) Non-compensation expenses (174) (192) (218) (664) (759) Fee Related Earnings $554 $652 $690 $2,063 $2,528 Net investment spread 1,094 1,118 1,142 4,147 4,368 Other operating expenses (116) (107) (119) (458) (447) Interest and other financing costs (137) (140) (158) (465) (560) Spread Related Earnings $841 $871 $865 $3,224 $3,361 Fee and Spread Related Earnings $1,395 $1,523 $1,555 $5,287 $5,889 Principal Investing Income $139 $50 $227 $271 $338 Segment Income $1,534 $1,573 $1,782 $5,558 $6,227 HoldCo interest and other financing costs1 (29) (33) (40) (80) (143) Taxes and related payables (145) (183) (202) (913) (889) Adjusted Net Income $1,360 $1,357 $1,540 $4,565 $5,195 ANI per share $2.22 $2.17 $2.47 $7.43 $8.38 1. Represents interest and other financing costs related to Apollo Global Management, Inc. not attributable to any specific segment. Total Segment Earnings 4

APOLLO

Total Segment Earnings, Excluding Notable Items

($ in millions, except per share amounts)	4Q'24	3Q'25	4Q'25	FY'24	FY'25
Management fees	$742	$863	$942	$2,776	$3,391
Capital solutions fees and other, net	160	212	226	668	808
Fee-related performance fees	53	73	76	208	266
Fee-related compensation	(227)	(304)	(336)	(925)	(1,178)
Non-compensation expenses	(174)	(192)	(218)	(664)	(759)
Fee Related Earnings	**$554**	**$652**	**$690**	**$2,063**	**$2,528**
Net investment spread	1,094	1,118	1,142	4,147	4,368
Other operating expenses	(116)	(107)	(119)	(458)	(447)
Interest and other financing costs	(137)	(140)	(158)	(465)	(560)
Notable items[1]	—	(25)	—	(25)	10
Spread Related Earnings, Excluding Notable Items	**$841**	**$846**	**$865**	**$3,199**	**$3,371**
Fee and Spread Related Earnings, Excluding Notable Items	**$1,395**	**$1,498**	**$1,555**	**$5,262**	**$5,899**
Principal Investing Income	**$139**	**$50**	**$227**	**$271**	**$338**
Segment Income, Excluding Notable Items	**$1,534**	**$1,548**	**$1,782**	**$5,533**	**$6,237**
HoldCo interest and other financing costs	(29)	(33)	(40)	(80)	(143)
Taxes and related payables	(145)	(178)	(202)	(908)	(891)
Adjusted Net Income, Excluding Notable Items	**$1,360**	**$1,337**	**$1,540**	**$4,545**	**$5,203**
ANI per share, Excluding Notable Items	**$2.22**	**$2.14**	**$2.47**	**$7.39**	**$8.40**

1. Notable Items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments.

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Segment Details

APOLLO

Asset Management Segment

- Management fees increased 22% in 2025 driven by increasing contribution of third-party asset management inflows into Equity strategies, solid levels of capital deployment, as well as strong growth from Retirement Services clients
- Capital solutions fees grew 21% in 2025 primarily driven by continued strength and growing diversification across Apollo's origination ecosystem including direct origination, asset-backed finance, multi-credit and opportunistic credit transactions
- Fee-related performance fees increased 28% in 2025 primarily driven by sustained growth across diversified global wealth products and perpetual capital vehicles
- FRE grew 23% in 2025, net of the continued investment in hiring and infrastructure to support the firm's global strategic growth initiatives, as well as the full-quarter run-rate from the Bridge[1] acquisition and year-end expense seasonality in the fourth quarter

($ in millions, except per share amounts)	4Q'24	3Q'25	4Q'25	% Change vs. 4Q'24	FY'24	FY'25	% Change vs. FY'24
Management Fees							
Credit	$550	$632	$669	21.6%	$2,015	$2,475	22.8%
Equity	192	231	273	42.2%	761	916	20.4%
Total management fees	742	863	942	27.0%	2,776	3,391	22.2%
Capital solutions fees and other, net	160	212	226	41.3%	668	808	21.0%
Fee-related performance fees	53	73	76	43.4%	208	266	27.9%
Fee Related Revenues	**$955**	**$1,148**	**$1,244**	**30.3%**	**$3,652**	**$4,465**	**22.3%**
Fee-related compensation	(227)	(304)	(336)	48.0%	(925)	(1,178)	27.4%
Non-compensation expenses[2]	(174)	(192)	(218)	25.3%	(664)	(759)	14.3%
Fee Related Earnings	**$554**	**$652**	**$690**	**24.5%**	**$2,063**	**$2,528**	**22.5%**
FRE per share	**$0.90**	**$1.04**	**$1.11**	**23.3%**	**$3.36**	**$4.08**	**21.4%**
FRE Margin	**58.0%**	**56.8%**	**55.5%**		**56.5%**	**56.6%**	
FRE Compensation Ratio	**23.8%**	**26.5%**	**27.0%**		**25.3%**	**26.4%**	

1. In 3Q'25, Apollo completed the previously announced acquisition of Bridge Investment Group Holdings Inc. (together with its subsidiaries, "Bridge"). 2. Non-compensation expenses include placement fees of $9 million and $46 million, respectively, for 4Q'25 and FY'25. FY'24 non-compensation expenses include $15 million of costs related to the merger of two closed-end funds with MidCap Financial Investment Corporation, a publicly traded business development company managed by Apollo.

7

APOLLO

Asset Management: Assets Under Management

- Total AUM increased $187 billion or 25% year-over-year, primarily driven by $145 billion of inflows from Asset Management and $83 billion of gross inflows from Retirement Services, as well as mark-to-market appreciation, partially offset by $60 billion of outflows primarily driven by normal course run-off at Athene and $22 billion of realization activity
- Fee-Generating AUM increased $141 billion or 25% year-over-year. Asset Management contributed $104 billion of inflows, driven by robust fundraising across institutional and global wealth channels as well as $21 billion related to the acquisition of Bridge. Retirement Services contributed $83 billion of gross inflows, driven by record organic growth, partially offset by $68 billion of outflows primarily driven by normal course run-off at Athene and $10 billion of realization activity
- Nearly 60% of total AUM and over 70% of total Fee-Generating AUM is comprised of perpetual capital, which is highly scalable and has demonstrated consistent through-cycle growth

Total AUM ($bn)


$651
$135
$516
$751
$135
$616
$938
$189
$749
4Q'23
4Q'24
4Q'25
Credit
Equity

Fee-Generating AUM ($bn)


$493
$71
$422
$569
$73
$496
$709
$103
$606
4Q'23
4Q'24
4Q'25
Credit
Equity

Perpetual Capital AUM ($bn)


$378
$50
$50
$278
$447
$63
$52
$331
$536
$86
$57
$392
4Q'23
4Q'24
4Q'25
Athene[1]
Athora
Other[2]

Note: AUM totals may not add due to rounding. 1. Perpetual Capital AUM derived from Athene includes assets, unfunded commitments, and available capital attributable to ADIP. 2. Other primarily includes Apollo Debt Solutions BDC ($28 billion), MidCap FinCo LLC ($13 billion), Apollo Commercial Real Estate Finance, Inc. ($10 billion), Apollo Diversified Real Estate Fund/Apollo Diversified Credit Fund ($7 billion), MidCap Financial Investment Corporation ($4 billion), Bridge ($3 billion), Apollo Realty Income Solutions, Inc. ($2 billion) and other AUM related to a publicly traded business development company managed by Apollo ($2 billion), among others. Other also includes third-party capital within Apollo Aligned Alternatives ($11 billion), with the remainder of its net asset value attributed to Athene ($14 billion). AUM related to Apollo Commercial Real Estate Finance, Inc., MidCap Financial Investment Corporation and the publicly traded business development company is as of September 30, 2025.

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$43 $61 $82 $42 $18 $28 $26 $28 $12 $34 $26 $21 $23 $13 Asset Management Retirement Services 1Q'25 2Q'25 3Q'25 4Q'25 $131 $74 $128 $155 $152 $228 $31 $37 $71 $53 $81 $100 $37 $45 $28 $37 $48 $63 $71 $82 $72 Asset Management Retirement Services 2020 2021 2022 2023 2024 2025 • Generated gross inflows of $42 billion during the fourth quarter and $228 billion in 2025, a record year in total and on an organic basis • Inflows from Asset Management of $145 billion in 2025 included $28 billion in the fourth quarter. Fourth quarter inflows were driven by strong third-party institutional and global wealth inflows, primarily into Credit-focused strategies, including third-party insurance separately managed accounts • Record annual gross inflows from Athene of $83 billion in 2025 included $14 billion in the fourth quarter, reflective of strong retail annuity sales and flow reinsurance activity, as well as a $1.3 billion block reinsurance transaction with a Japanese counterparty ($ in billions) Asset Management: Inflows inorganic inorganic Note: Totals may not add due to rounding. Inflows from Retirement Services include organic inflows from Athene, as detailed on page 13, as well as inorganic inflows from Athene and Athora. 9 inorganicinorganic inorganic

APOLLO

Retirement Services Segment

- Spread Related Earnings, Excluding Notable Items, increased 5% in 2025, primarily driven by strong net organic growth trends and higher alternative net investment income, partially offset by higher interest and other financing costs
- Spread Related Earnings in the fourth quarter included a 10% return from Athene's alternative investment portfolio; considering management's long-term expected average annual return of 11% would have resulted in $28 million of additional alternative net investment income

($ in millions, except per share amounts)	4Q'24	3Q'25	4Q'25	% Change vs. 4Q'24	FY'24	FY'25	% Change vs. FY'24
Fixed income and other net investment income	$2,912	$3,423	$3,505	20.4%	$10,805	$13,021	20.5%
Alternative net investment income	269	321	344	27.9%	939	1,299	38.3%
Strategic capital management fees	29	35	35	20.7%	105	131	24.8%
Cost of funds	(2,116)	(2,661)	(2,742)	29.6%	(7,702)	(10,083)	30.9%
Net Investment Spread	**1,094**	**1,118**	**1,142**	4.4%	**4,147**	**4,368**	5.3%
Other operating expenses	(116)	(107)	(119)	2.6%	(458)	(447)	(2.4)%
Interest and other financing costs	(137)	(140)	(158)	15.3%	(465)	(560)	20.4%
Spread Related Earnings	**$841**	**$871**	**$865**	**2.9%**	**$3,224**	**$3,361**	**4.2%**
SRE per share	**$1.37**	**$1.40**	**$1.39**	**1.5%**	**$5.24**	**$5.43**	**3.6%**
Notable items	—	(25)	—	NM	(25)	10	NM
Spread Related Earnings, Excluding Notable Items	**$841**	**$846**	**$865**	**2.9%**	**$3,199**	**$3,371**	**5.4%**
SRE per share, Excluding Notable Items	**$1.37**	**$1.36**	**$1.39**	**1.5%**	**$5.20**	**$5.43**	**4.4%**
Net Spread	1.37%	1.24%	1.20%	(17) bps	1.38%	1.23%	(15) bps
Net Spread, Excluding Notable Items	1.37%	1.21%	1.20%	(17) bps	1.37%	1.23%	(14) bps
Alternative net investment income delta to long-term expectation[1]	$58	$37	$28		$349	$130	
Alternative net return delta to long-term expectation	*1.75%*	*1.12%*	*0.81%*		*2.97%*	*0.99%*	
Impact to Net Spread	*0.09%*	*0.05%*	*0.04%*		*0.15%*	*0.05%*	

1. Refers to the amount that as-reported alternative net investment income is below (above) management's long-term expectation of an 11% average annual return. Management's long-term expectation is based on historical experience and provides investors with supplemental information for period-to-period comparability, as well as a basis for developing expectations of future performance. There is no assurance that management's expected long-term average annual return will be achieved. Actual results may differ materially.

10

APOLLO

Retirement Services: Return on Asset View

(% of average net invested assets)	4Q'24	3Q'25	4Q'25	% Change vs. 4Q'24	FY'24	FY'25	% Change vs. FY'24
Fixed income and other net investment income	5.00%	5.12%	5.08%	8 bps	4.86%	5.01%	15 bps
Alternative net investment income	9.25%	9.88%	10.19%	94 bps	8.03%	10.01%	198 bps
Net Investment Earnings	5.20%	5.34%	5.32%	12 bps	5.03%	5.25%	22 bps
Strategic capital management fees	0.05%	0.05%	0.05%	0 bps	0.04%	0.05%	1 bp
Cost of funds	(3.46)%	(3.79)%	(3.79)%	33 bps	(3.29)%	(3.69)%	40 bps
Net Investment Spread	**1.79%**	**1.60%**	**1.58%**	**(21) bps**	**1.78%**	**1.61%**	**(17) bps**
Other operating expenses	(0.20)%	(0.15)%	(0.16)%	(4) bps	(0.20)%	(0.17)%	(3) bps
Interest and other financing costs	(0.22)%	(0.21)%	(0.22)%	0 bps	(0.20)%	(0.21)%	1 bp
Net Spread	**1.37%**	**1.24%**	**1.20%**	**(17) bps**	**1.38%**	**1.23%**	**(15) bps**
Notable items	—%	(0.03)%	—%	NM	(0.01)%	—%	(1) bp
Net Spread, Excluding Notable Items	**1.37%**	**1.21%**	**1.20%**	**(17) bps**	**1.37%**	**1.23%**	**(14) bps**
Net investment earnings, excluding notable items	5.20%	5.32%	5.32%	12 bps	5.03%	5.25%	22 bps
Cost of funds, excluding notable items	(3.46)%	(3.80)%	(3.79)%	33 bps	(3.30)%	(3.69)%	39 bps
Net investment spread, excluding notable items	1.79%	1.57%	1.58%	(21) bps	1.77%	1.61%	(16) bps
Alternative net return delta to long-term expectation	*1.75%*	*1.12%*	*0.81%*		*2.97%*	*0.99%*	
Impact to Net Spread	*0.09%*	*0.05%*	*0.04%*		*0.15%*	*0.05%*	
($ in millions)							
Average net invested assets	$244,796	$280,607	$289,295	18.2%	$233,809	$272,928	16.7%
Average net invested assets - fixed income	233,153	267,607	275,769	18.3%	222,122	259,952	17.0%
Average net invested assets - alternatives	11,643	13,000	13,526	16.2%	11,687	12,976	11.0%

11

APOLLO

Retirement Services: Portfolio & Spread Highlights

Investment Portfolio Highlights

- 97% of Athene's fixed income portfolio[1] is invested in investment grade assets
- Apollo Asset Management aims to generate 30 to 40 basis points of asset outperformance across Athene's portfolio
- Focus on directly originated, senior secured loans where control of origination results in better risk-adjusted return
- Historical average annual credit losses across total portfolio of 11 basis points[2] over the past five years compared to 13 basis points for the industry[3]
- Floating Rate Portfolio: 1%, or $4 billion, of Athene's portfolio[4] is invested in floating rate assets, net of floating rate liabilities[5]
- Athene held $10.5 billion of cash and cash equivalents, or 3.6% of net invested assets, as of December 31, 2025

Retirement Services Net Spread Bridge (QoQ)


1.24%
3Q'25
(0.01)%
Lower floating rate income and asset prepayment drag, mostly offset by higher income from on-the-margin deployment
0.01%
Higher return on Alts portfolio
0.01%
Lower floating rate costs and rate action, mostly offset by higher net cost of funds on new business vs. run-off
(0.03)%
Absence of Q3 notable items
(0.02)%
Other items, net[6]
1.20%
4Q'25

Retirement Services Net Spread, Excluding Notable Items Bridge (QoQ)


1.21%
3Q'25
(0.01)%
Lower floating rate income and asset prepayment drag, mostly offset by higher income from on-the-margin deployment
0.01%
Higher return on Alts portfolio
0.01%
Lower floating rate costs and rate action, mostly offset by higher net cost of funds on new business vs. run-off
(0.02)%
Other items, net[6]
1.20%
4Q'25

1. As of December 31, 2025, 97% of $219 billion of available-for-sale securities designated NAIC 1 or 2. 2. Athene's statutory fixed income impairments adjusted to include changes in mortgage loan specific reserves in relation to average invested assets of regulated entities in the U.S. and Bermuda. 3. Industry average represents U.S. statutory impairments adjusted to include changes in mortgage loan specific reserves per SNL Financial. Industry average includes AEL, AMP, BHF, CRBG, EQH, FG, LNC, MET, PFG, PRU, VOYA and Transamerica. Trailing five-year average (2020-2024). 4. Defined as Athene's net invested assets, which totaled $292 billion, as of December 31, 2025. 5. Floating rate assets at notional were approximately $49 billion, or approximately 17% of Athene's net invested assets. Floating rate liabilities at notional were approximately $45 billion, or approximately 16% of Athene's net invested assets, as of December 31, 2025. 6. Other items represent various items primarily including strategic capital management fees, operating expenses, interest and other financing costs and changes in asset mix.

12

$704 $1,148 $1,255 $1,421 $1,255 $2,509 $2,469 $3,108 $3,224 $3,361 FRE SRE 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Retail1: Strong quarterly FIA and MYGA volumes amid continued secular demand for retirement savings products through dynamic market conditions Funding Agreements2: Activity driven by FHLB and long-term repurchase agreement issuances Flow Reinsurance: Activity driven by strong volume from U.S. clients; continue to develop new products and index offerings within the APAC market Pension Group Annuities: Actively engaged and competitive in the market, closed one transaction during the quarter Other3: Solid activity for structured settlement issuances during the quarter $9 $13 $28 $48 $71 $82 5 7 8 21 36 34 4 6 6 5 11 3 6 11 8 10 29 35 2016 2018 2020 2022 2024 2025 1. Includes Fixed Indexed Annuities ("FIA"), Registered Index-Linked Annuities ("RILA"), and Multi-year Guarantee Annuities ("MYGA"), amongst others. 2. Comprised of funding agreements issued under Athene's funding agreement backed notes (“FABN”) program, secured and other funding agreements, which include Athene's funding agreement backed repurchase agreement (“FABR”) program and direct funding agreements, funding agreements issued to the Federal Home Loan Bank (“FHLB”) and long-term repurchase agreements. 3. Other inflows include guaranteed investment and group annuity contracts issued in connection with defined contribution plans as well as structured settlements. 4. For periods prior to 2022, SRE represents Athene’s historically reported adjusted operating income available to common stockholders excluding the change in fair value of Apollo Operating Group Units, equity-based compensation related to Athene’s long-term incentive plan, and operating income tax. Retirement Services: Strong Growth Profile Athene Gross Organic Inflows Spread Related Earnings4 ~9x ($ in billions) ~95% correlation between SRE and FRE growth 13 ($ in millions) 4Q'25 Highlights:

($ in millions, except per share amounts) 4Q'24 3Q'25 4Q'25 % Change vs. 4Q'24 FY'24 FY'25 % Change vs. FY'24 Realized performance fees $321 $201 $588 83.2% $921 $1,198 30.1% Realized investment income 32 18 36 12.5% 74 95 28.4% Realized principal investing compensation (200) (155) (381) 90.5% (664) (892) 34.3% Other operating expenses (14) (14) (16) 14.3% (60) (63) 5.0% Principal Investing Income $139 $50 $227 63.3% $271 $338 24.7% PII per share $0.23 $0.08 $0.36 56.5% $0.44 $0.54 22.7% PII Compensation Ratio 56.7% 70.7% 61.1% 66.7% 69.0% Principal Investing Segment 14 • Realized performance fees of $588 million in the fourth quarter were driven by Fund X, Accord+, as well as from the strong investment performance of Credit Strategies, as such fees are crystallized on an annual basis • Realized principal investing compensation of $381 million in the fourth quarter reflects a period of higher realized performance fees, contributing to a full year compensation ratio of 69%, which is within the range of management's long-term expectations • Realized performance fees in 2025 were cyclically light as monetization activity from sizable flagship private equity and hybrid funds remained prudently delayed amid a dynamic exit environment

• Performance Fee-Eligible AUM of $322 billion increased 44% year-over-year due to strong growth in performance fee-eligible Credit and Equity strategies, particularly direct lending, certain flagship private equity and hybrid value funds, multi-credit and asset-backed finance, as well as $31 billion from funds managed by Bridge • Performance Fee-Generating AUM of $222 billion increased 48% year-over-year due to robust capital deployment activity, Credit and Equity funds moving into carry as well as $15 billion from funds managed by Bridge • Dry Powder was $73 billion as of year-end, including $57 billion of Dry Powder with future management fee potential, of which approximately 70% is in Credit Performance Fee-Eligible AUM ($bn) Performance Fee-Generating AUM ($bn) Dry Powder ($bn) Note: AUM and Dry Powder totals may not add due to rounding. Dry Powder includes capital available for investment included within performance fee-eligible AUM as well as capital available for investment which does not earn any performance fees. Performance Fee AUM and Dry Powder 15 $188 $134 Credit Equity $139 $83 Credit Equity $42 $30 Credit Equity $322 billion $222 billion $73 billion

APOLLO

Investment Performance Highlights and Net Accrued Performance Fees

Investment Performance Highlights

Appreciation / gross returns	4Q'25	FY'25
Credit		
Direct Origination	1.9%	10.6%
Opportunistic Credit	1.4%	10.6%
Multi-Credit	1.5%	8.3%
Asset-Backed Finance	2.5%	12.3%
Equity		
Flagship Private Equity	1.9%	7.1%
Hybrid Value	3.6%	16.0%

Net Accrued Performance Fee Receivable[1] (QoQ)

($ in millions, except per share amounts)



+$0.54
$2.89
Net unrealized performance fees/other[2]
($0.48)
Net realized performance fees[3]
$2.95
3Q'25
4Q'25

3Q'25			4Q'25
$1,805	$331	$(296)	$1,840

1. Net Accrued Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 2. Net unrealized performance fees include (i) unrealized performance fees, net of unrealized profit sharing expense, (ii) certain transaction related charges, and excludes general partner obligations to return previously distributed performance fees. Other primarily reflects the timing differences between previously recognized net realized performance fees versus the cash received and paid during the current period, driven by the opportunistic credit funds we manage. 3. Net realized performance fees includes (i) realized performance fees, net of realized profit sharing expense and (ii) fee-related performance fees.

16

HoldCo & Asset Management Summary Balance Sheet Highlights2 Financial Strength Ratings ($ in millions, except per share amounts) 3Q'25 4Q'25 Cash and cash equivalents $2,779 $3,354 Investments, net 3,251 3,236 Net accrued performance fees receivable3 1,805 1,840 Net clawback payable4 (109) (121) Debt (4,775) (5,516) Net Balance Sheet Value $2,951 $2,793 Net Balance Sheet Value per share $4.73 $4.48 Net Balance Sheet Value / AUM 0.32% 0.30% Adjusted Net Income Shares Outstanding 624 624 A2 / A / A Apollo Asset Management rated by Moody's, S&P, Fitch A1 / A+ / A+ / A+ Athene5 rated by Moody's, S&P, Fitch, A.M. Best 1. The declaration and payment of any dividends are at the sole discretion of the Apollo Global Management, Inc. board of directors, which may change the dividend policy at any time, including, without limitation to, to eliminate the dividend entirely. 2. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries, and excludes Athene and consolidated VIEs. 3. Net accrued performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 4. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from certain employees and former employees for the potential return of profit sharing distributions. 5. Represents financial strength ratings of Athene's primary insurance subsidiaries. Capital Strength 17 A2 / A / A Apollo Global Management rated by Moody's, S&P, Fitch • Deployed $260 million for share repurchases in the fourth quarter to offset dilution from share issuances under equity incentive plans • Apollo intends to distribute an annual dividend of $2.25 per share of common stock, up 10% from $2.04 per share for 2025, commencing with the first quarter 2026 dividend1 • Returned a total of $1.5 billion of capital to stockholders over the last twelve months through a combination of dividends paid and opportunistic share repurchases, while allocating approximately $180 million of capital to strategically invest in future growth of the business

Supplemental Details

APOLLO

AUM Rollforward

Total AUM Rollforward[1]

Three Months Ended December 31, 2025

($ in millions)	Credit[3]	Equity	Total
Beginning Balance	**$723,179**	**$185,192**	**$908,371**
Inflows	35,889	5,949	41,838
Outflows[2]	(11,560)	(367)	(11,927)
Net Flows	**24,329**	**5,582**	**29,911**
Realizations	(3,925)	(3,074)	(6,999)
Market Activity	5,645	1,478	7,123
Ending Balance	**$749,228**	**$189,178**	**$938,406**

Twelve Months Ended December 31, 2025

($ in millions)	Credit[3]	Equity	Total
Beginning Balance	**$616,387**	**$134,650**	**$751,037**
Inflows[2]	169,719	61,958	231,677
Outflows[2]	(61,740)	(1,923)	(63,663)
Net Flows	**107,979**	**60,035**	**168,014**
Realizations	(8,840)	(13,049)	(21,889)
Market Activity	33,702	7,542	41,244
Ending Balance	**$749,228**	**$189,178**	**$938,406**

Fee-Generating AUM Rollforward[1]

Three Months Ended December 31, 2025

($ in millions)	Credit[3]	Equity	Total
Beginning Balance	**$586,219**	**$98,807**	**$685,026**
Inflows	31,747	6,060	37,807
Outflows[2]	(13,972)	(1,653)	(15,625)
Net Flows	**17,775**	**4,407**	**22,182**
Realizations	(2,762)	(806)	(3,568)
Market Activity	5,234	265	5,499
Ending Balance	**$606,466**	**$102,673**	**$709,139**

Twelve Months Ended December 31, 2025

($ in millions)	Credit[3]	Equity	Total
Beginning Balance	**$495,843**	**$72,823**	**$568,666**
Inflows[2]	148,192	41,243	189,435
Outflows[2,4]	(60,479)	(9,309)	(69,788)
Net Flows	**87,713**	**31,934**	**119,647**
Realizations	(6,271)	(3,327)	(9,598)
Market Activity	29,181	1,243	30,424
Ending Balance	**$606,466**	**$102,673**	**$709,139**

1. Inflows at the individual strategy level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income. 2. For FY'25, inflows and outflows reflected above include $3.4 billion and $2.0 billion for Total AUM and FGAUM, respectively, related to a strategy realignment of certain funds from Credit to Equity as of January 1, 2025 with no impact to net flows presented above. Included in the 4Q'25 outflows for Total AUM and FGAUM are $2.3 billion and $2.2 billion of redemptions, respectively. Included in the FY'25 outflows for Total AUM and FGAUM are $7.1 billion and $6.4 billion of redemptions, respectively. 3. As of 4Q'25, Credit AUM includes $47.9 billion of CLOs, $5.8 billion from which Apollo earns fees based on gross assets and $42.1 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value. 4. Included in the FY'25 Equity outflows for FGAUM is $4.5 billion related to the expiration of Fund VIII's fee-paying period.

19

APOLLO

Retirement Services Flows & Invested Assets

- Third-party capital augments Athene's ability to grow, supporting approximately 25% of Athene's record organic new business volume in 2025, including 31% in the fourth quarter

($ in millions)	4Q'25
Invested Assets	
Gross invested assets	$386,973
Invested assets attributable to ADIP	(94,559)
Net invested assets[1]	$292,414

($ in millions)	4Q'25	FY'25
Flows by Channel		
Retail	$7,343	$34,127
Flow reinsurance	1,665	11,171
Funding agreements[2]	2,800	35,375
Pension group annuities	746	751
Other[3]	133	674
Gross organic inflows	12,687	82,098
Gross inorganic inflows[4]	1,340	1,340
Total gross inflows	14,027	83,438
Gross outflows[5]	(9,268)	(35,528)
Net flows	$4,759	$47,910
Flows attributable to Athene vs. Third Parties		
Inflows attributable to Athene	$10,142	$63,236
Inflows attributable to ADIP	3,515	18,452
Inflows ceded to third-party reinsurers	370	1,750
Total gross inflows	14,027	83,438
Outflows attributable to Athene	(7,714)	(29,725)
Outflows attributable to ADIP	(1,554)	(5,803)
Total gross outflows[5]	$(9,268)	$(35,528)

($ in millions)	4Q'25	FY'25
Outflows attributable to Athene by type		
Maturity-driven, contractual-based outflows[6, 12]	$(3,641)	$(15,090)
Policyholder-driven outflows[7]	(4,073)	(14,635)
Income oriented withdrawals (planned)[8]	*(1,922)*	*(6,871)*
From policies out-of-surrender-charge (planned)[9]	*(1,198)*	*(4,374)*
From policies in-surrender-charge (unplanned)[10]	*(953)*	*(3,390)*
Core outflows	**(7,714)**	**(29,725)**
Strategic reinsurance transactions	—	—
Outflows attributable to Athene	**$(7,714)**	**$(29,725)**
Annualized rate[11]		
Maturity-driven, contractual-based outflows[6,12]	(5.0)%	(5.5)%
Policyholder-driven outflows[7]	(5.7)%	(5.4)%
Income oriented withdrawals (planned)[8]	*(2.7)%*	*(2.5)%*
From policies out-of-surrender-charge (planned)[9]	*(1.7)%*	*(1.6)%*
From policies in-surrender-charge (unplanned)[10]	*(1.3)%*	*(1.3)%*
Core outflows	**(10.7)%**	**(10.9)%**
Strategic reinsurance transactions	—%	—%
Outflows attributable to Athene	**(10.7)%**	**(10.9)%**

Note: Footnotes 6-12 can be found in the endnotes on page 34. 1. Net invested assets are a component of Apollo's total AUM reported under the Asset Management segment and should not be viewed as additive to total AUM disclosed previously. 2. Funding agreements are comprised of funding agreements issued under Athene's FABN program, secured and other funding agreements, which include Athene's FABR program and direct funding agreements, funding agreements issued to the FHLB and long term repurchase agreements. 3. Other inflows include guaranteed investment and group annuity contracts issued in connection with defined contribution plans as well as structured settlements. 4. Gross inorganic inflows represent acquisitions and block reinsurance transactions. On October 1, 2025, Athene entered into an agreement with a Japanese counterparty to reinsure a small block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, Athene entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 5. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities, payments related to interest, maturities and repurchases of funding agreements and block reinsurance outflows.

20

APOLLO

Sharecount Reconciliation

Share Reconciliation	4Q'24	1Q'25	2Q'25	3Q'25	4Q'25
Total GAAP Common Stock Outstanding	565,738,933	570,432,275	572,024,038	580,389,090	578,981,398
Non-GAAP Adjustments:					
Mandatory Convertible Preferred Stock[1]	14,536,019	14,538,803	14,547,261	14,555,555	14,564,883
Vested RSUs	21,337,132	16,145,959	16,162,939	16,388,324	19,437,942
Unvested RSUs Eligible for Dividend Equivalents	11,455,245	12,646,550	12,749,090	12,931,604	10,518,154
Adjusted Net Income Shares Outstanding	**613,067,329**	**613,763,587**	**615,483,328**	**624,264,573**	**623,502,377**

Share Activity	4Q'24	1Q'25	2Q'25	3Q'25	4Q'25
Shares Issued to Employees	263,340	4,293,251	86,143	294,245	210,568
Other Shares Issued[2]	—	1,213,003	1,080,041	10,342,223	—
Shares Repurchased					
# of Shares	750,336	4,578,770	112,211	2,570,188	2,011,126
Average Cost[3]	$173.35	$157.58	$139.74	$138.69	$129.46
Capital Utilized	$130.1 million	$721.5 million	$15.7 million	$356.5 million	$260.4 million
Share Repurchase Plan Authorization Remaining[4]	$1.77 billion	$1.05 billion	$1.03 billion	$0.68 billion	$0.42 billion

1. Reflects the number of shares of underlying common stock assumed to be issuable upon conversion of the Mandatory Convertible Preferred Stock during each period. 2. Reflects shares issued to the Apollo donor-advised fund in February 2025, shares issued in April 2025 in relation to a cashless exercise of 2.6 million vested warrants issued in 2022 and shares issued in September 2025 in connection with the closing of the acquisition of Bridge. 3. Average cost reflects total capital used for share repurchases in a given period divided by the number of shares purchased. 4. Effective on February 9, 2026, the Apollo Global Management, Inc. board of directors terminated the Company's prior share repurchase program and approved a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $4.0 billion of shares of its common stock. The share repurchase program may be used to repurchase outstanding shares of common stock as well as to reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations. The Company's prior repurchase program, approved by the Apollo Global Management, Inc. board of directors on February 8, 2024, authorized the Company to repurchase up to $3.0 billion of shares of its common stock, to repurchase outstanding shares of common stock and reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations.

21

Reconciliations and Disclosures

APOLLO

Investment Record as of December 31, 2025

(in millions, except IRR)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Credit:										
Accord VII[1,5]	N/A	$ 1,531	$ 1,383	$ 40	$ —	$ 40	$ 40	$ 40	NM[4]	NM[4]
Accord I, II, III, III B, IV, V & VI[1]	Various	608	9,693	7,455	7,974	—	—	7,974	18 %	13 %
Accord+ II	2025	5,469	4,796	5,266	1,977	3,570	3,747	5,724	NM[4]	NM[4]
Accord+	2021	2,476	2,370	7,062	8,006	8	32	8,038	14	11
ADIP II	2024	7,061	6,016	3,069	—	3,069	3,875	3,875	20	14
ADIP I	2020	5,303	3,254	2,620	2,014	2,438	3,010	5,024	21	18
EPF IV	2023	3,267	3,146	1,851	836	1,213	1,386	2,222	16	10
EPF III	2017	2,070	4,580	5,146	4,822	1,347	1,152	5,974	6	1
Total Credit		**$ 27,785**	**$ 35,238**	**$ 32,509**	**$ 25,629**	**$ 11,685**	**$ 13,242**	**$ 38,871**		
Equity:										
Fund X	2023	$ 23,014	$ 19,877	$ 10,765	$ 3,319	$ 8,670	$ 11,938	$ 15,257	36 %	22 %
Fund IX	2018	28,303	24,729	23,236	17,304	15,923	23,556	40,860	22	15
Fund VIII	2013	5,410	18,377	16,926	24,516	3,370	3,602	28,118	13	9
Fund VII	2008	—	14,677	16,461	34,294	—	—	34,294	33	25
Fund VI	2006	377	10,136	12,457	21,136	405	—	21,136	12	9
Fund V	2001	—	3,742	5,192	12,724	—	—	12,724	61	44
Fund I, II, III, IV & MIA[2]	Various	8	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$ 57,112**	**$ 98,858**	**$ 93,790**	**$ 130,693**	**$ 28,368**	**$ 39,096**	**$ 169,789**	**39**	**24**
AIOF III	2024	2,455	2,399	669	—	669	811	811	NM[4]	NM[4]
AIOF II	2020	2,788	2,542	2,434	1,153	1,652	2,049	3,202	14	9
AIOF I	2018	15	897	803	1,280	—	—	1,280	22	16
HVF III[5]	N/A	4,107	4,128	446	—	446	446	446	NM[4]	NM[4]
HVF II	2022	5,614	4,592	4,821	1,444	4,030	5,204	6,648	16	13
HVF I	2019	2,000	3,238	3,711	4,593	804	1,313	5,906	21	17
Total Equity		**$ 74,091**	**$ 116,654**	**$ 106,674**	**$ 139,163**	**$ 35,969**	**$ 48,919**	**$ 188,082**		

1. Accord funds have investment periods shorter than 24 months, therefore Gross and Net IRR are presented after 12 months of investing. 2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the reorganization of the Company that occurred in 2007. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's investment professionals. 3. Total IRR is calculated based on total cash flows for all funds presented. 4. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful. 5. Vintage Year is not yet applicable as the fund has not had its final closing.

23

($ in millions, except share amounts) 4Q'24 4Q'25 Assets Asset Management Cash and cash equivalents $2,692 $3,350 Restricted cash and cash equivalents 3 19 Investments 6,086 6,226 Assets of consolidated variable interest entities Cash and cash equivalents 158 327 Investments 2,806 3,509 Due from related parties — 16 Other assets 84 230 Due from related parties 584 647 Goodwill 264 1,848 Other assets 2,579 3,376 Retirement Services Cash and cash equivalents 12,733 14,994 Restricted cash and cash equivalents 943 1,332 Investments 262,283 321,081 Investments in related parties 28,884 34,979 Assets of consolidated variable interest entities Cash and cash equivalents 583 569 Investments 23,424 29,992 Other assets 565 346 Reinsurance recoverable 8,194 10,282 Deferred acquisition costs, deferred sales inducements and value of business acquired 7,173 8,634 Goodwill 4,063 4,072 Other assets 13,794 15,120 Total Assets $377,895 $460,949 GAAP Balance Sheet (Unaudited) 24

($ in millions, except share amounts) 4Q'24 4Q'25 Liabilities Asset Management Accounts payable, accrued expenses, and other liabilities $3,616 $3,861 Due to related parties 710 1,062 Debt 4,279 5,516 Liabilities of consolidated variable interest entities Accounts payable, accrued expenses, and other liabilities 1,363 1,949 Retirement Services Interest sensitive contract liabilities 253,637 315,889 Future policy benefits 49,902 50,264 Market risk benefits 4,028 4,930 Debt 6,309 7,848 Payables for collateral on derivatives and securities to repurchase 11,652 11,085 Other liabilities 9,784 14,329 Liabilities of consolidated variable interest entities Other liabilities 1,635 1,701 Total Liabilities 346,915 418,434 Redeemable non-controlling interests Redeemable non-controlling interests 16 — Equity Mandatory Convertible Preferred Stock 1,398 1,398 Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 578,981,398 and 565,738,933 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively — — Additional paid in capital 15,327 16,954 Retained earnings (accumulated deficit) 6,022 7,634 Accumulated other comprehensive income (loss) (5,494) (2,645) Total Apollo Global Management, Inc. Stockholders' Equity 17,253 23,341 Non-controlling interests 13,711 19,174 Total Equity 30,964 42,515 Total Liabilities, Redeemable non-controlling interests and Equity $377,895 $460,949 GAAP Balance Sheet (Unaudited) - cont'd 25

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	4Q'24	1Q'25	2Q'25	3Q'25	4Q'25	FY'24	FY'25
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$1,462**	**$418**	**$605**	**$1,712**	**$660**	**$4,480**	**$3,395**
Preferred dividends	24	24	25	24	24	97	97
Net income (loss) attributable to non-controlling interests	176	496	212	725	476	1,796	1,909
GAAP Net income (loss)	**$1,662**	**$938**	**$842**	**$2,461**	**$1,160**	**$6,373**	**$5,401**
Income tax provision (benefit)	62	243	3	438	592	1,062	1,276
GAAP Income (loss) before Income tax provision (benefit)	**$1,724**	**$1,181**	**$845**	**$2,899**	**$1,752**	**$7,435**	**$6,677**
Asset Management Adjustments:							
Equity-based profit sharing expense[1]	141	30	38	35	108	321	211
Equity-based compensation	78	99	102	112	126	308	439
Net (income) loss attributable to non-controlling interests in consolidated entities	(165)	(549)	(266)	(783)	(559)	(1,840)	(2,157)
Unrealized performance fees	(51)	(119)	28	(207)	362	(264)	64
Unrealized profit sharing expense	16	105	(43)	36	(132)	145	(34)
HoldCo interest and other financing costs	29	34	36	33	40	80	143
Unrealized principal investment (income) loss	23	2	(11)	4	(20)	9	(25)
Unrealized net (gains) losses from investment activities[2]	(37)	61	293	(54)	62	(46)	362
Transaction-related costs, restructuring and other non-operating expenses[3]	6	276	70	86	55	184	487
Retirement Services Adjustments:							
Investment (gains) losses, net of offsets	265	(151)	509	(463)	86	(217)	(19)
Non-operating change in insurance liabilities and related derivatives[4]	(483)	367	(149)	(174)	(135)	(846)	(91)
Integration, restructuring and other non-operating items	(26)	30	32	36	23	239	121
Equity-based compensation	14	11	11	13	14	50	49
Segment Income	**$1,534**	**$1,377**	**$1,495**	**$1,573**	**$1,782**	**$5,558**	**$6,227**
HoldCo interest and other financing costs	(29)	(34)	(36)	(33)	(40)	(80)	(143)
Taxes and related payables	(145)	(224)	(280)	(183)	(202)	(913)	(889)
Adjusted Net Income	**$1,360**	**$1,119**	**$1,179**	**$1,357**	**$1,540**	**$4,565**	**$5,195**
Notable items	—	22	—	(25)	—	(25)	10
Tax impact of notable items	—	(5)	—	5	—	5	(2)
Adjusted Net Income, Excluding Notable Items	**$1,360**	**$1,136**	**$1,179**	**$1,337**	**$1,540**	**$4,545**	**$5,203**

1. Equity-based profit sharing expense includes stock-based grants that are tied to realized performance within the Principal Investing segment. 2. In 2Q'25, unrealized net (gains) losses from investment activities includes a $257 million impairment related to an equity investment. 3. Transaction-related costs, restructuring and other non-operating expenses includes: a) contingent consideration, certain equity-based charges, amortization of intangible assets and certain other expenses associated with acquisitions; b) gains (losses) from changes in the tax receivable agreement liability; c) merger-related transaction and integration costs associated with the Company's merger with Athene and d) other non-operating expenses, including the issuance of shares of AGM common stock for charitable contributions. In 1Q'25, other non-operating expenses includes $200 million in charitable contributions related to the issuance of shares to a donor-advised fund. 4. Includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

26

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	3Q'25	4Q'25
Investments, at fair value	$ 1,752	$ 1,696
Equity method investments	1,387	1,390
Performance allocations	3,595	3,554
Other investments	17	17
Total GAAP Investments – Asset Management[1]	**$ 6,751**	**$ 6,657**

($ in millions)	3Q'25	4Q'25
Investments, at fair value	$ 1,752	$ 1,696
Equity method investments	1,387	1,390
Other investments	17	17
Other[2]	95	133
Investments, net	**$ 3,251**	**$ 3,236**

($ in millions)	3Q'25	4Q'25
Performance allocations	$ 3,595	$ 3,554
Incentive fees receivable[3]	57	102
Profit sharing payable[3]	(2,055)	(2,035)
Other[2]	208	219
Net Accrued Performance Fee Receivable	**$ 1,805**	**$ 1,840**

($ in millions)	4Q'25
Total investments, including related parties	**$ 356,060**
Derivative assets	(9,190)
Cash and cash equivalents (including restricted cash)	16,326
Accrued investment income	3,395
Net receivable (payable) for collateral on derivatives	(3,458)
Reinsurance impacts	(6,350)
VIE and VOE assets, liabilities and non-controlling interests	19,420
Unrealized (gains) losses	10,002
Ceded policy loans	(160)
Net investment receivables (payables)	217
Allowance for credit losses	763
Other investments	(52)
Total adjustments to arrive at gross invested assets	30,913
Gross invested assets	**$ 386,973**
ACRA non-controlling interests	(94,559)
Net invested assets	**$ 292,414**

1. Includes investments and certain investments within assets of consolidated variable interest entities on the GAAP balance sheet. 2. Other primarily includes adjustments related to consolidated funds and VIEs. Other also includes amounts related to certain profit sharing arrangements between investments, net and net accrued performance fee receivable. 3. Incentive fees receivable and Profit sharing payable are included within Due from related parties and Accounts payable, accrued expenses, and other liabilities, respectively, on the GAAP balance sheet.

27

Year ended December 31, ($ in millions) 2016 2017 2018 2019 2020 2021 Net income available to Athene Holding Ltd. common stockholders $ 773 $ 1,358 $ 1,053 $ 2,136 $ 1,446 $ 3,718 Preferred stock dividends — — — 36 95 141 Net income (loss) attributable to non-controlling interest — — — 13 380 (59) Net income $ 773 $ 1,358 $ 1,053 $ 2,185 $ 1,921 $ 3,800 Income tax expense (benefit) (61) 106 122 117 285 386 Income before income tax $ 712 $ 1,464 $ 1,175 $ 2,302 $ 2,206 $ 4,186 Investment gains (losses), net of offsets 47 199 (274) 994 733 1,024 Non-operating change in insurance liabilities and related derivatives, net of offsets1 67 230 242 (65) (235) 692 Integration, restructuring and other non-operating items (22) (68) (22) (70) (10) (124) Stock compensation expense (84) (45) (26) (27) (25) (38) Preferred stock dividends — — — 36 95 141 Non-controlling interests - pre-tax income (loss) — — — 13 393 (18) Less: Total adjustments to income before income tax 8 316 (80) 881 951 1,677 Spread related earnings $ 704 $ 1,148 $ 1,255 $ 1,421 $ 1,255 $ 2,509 Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 28 1. Includes change in fair values of derivatives and embedded derivatives, net of offsets.

• “Segment Income”, or “SI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Segment Income to make key operating decisions such as the following: ▪ decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and ▪ decisions related to the amount of earnings available for dividends to Common Stockholders and holders of RSUs that participate in dividends. Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings, and (iii) Principal Investing Income. Segment Income excludes the effects of the consolidation of any of the related funds, HoldCo interest and other financing costs not attributable to any specific segment, Taxes and Related Payables, transaction-related charges and other non-operating expenses. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. Non-operating expenses includes certain charitable contributions and other non- operating expenses. In addition, Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Fee Related Earnings”, or “FRE”, is a component of Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) capital solutions and other related fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments, excluding performance fees from Athene and performance fees from origination platforms dependent on capital appreciation, and (iv) other income, net, less (a) fee-related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages. • “Spread Related Earnings”, or “SRE” is a component of Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility, which consists of investment gains (losses), net of offsets and non-operating change in insurance liabilities and related derivatives, and certain expenses related to integration, restructuring, and equity-based compensation, as well as other items. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, less (x) cost of funds, (y) operating expenses excluding equity- based compensation and (z) financing costs, including interest expense and preferred dividends, if any, paid to Athene preferred stockholders. • “Principal Investing Income”, or “PII” is a component of Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, including certain realizations received in the form of equity, (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity-based compensation, and (y) certain corporate compensation and non-compensation expenses. • “Adjusted Net Income” or “ANI” represents Segment Income less HoldCo interest and other financing costs and estimated income taxes. Adjusted Net Income is calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”). Income taxes on FRE and PII represents the total current corporate, local, and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. Income taxes on FRE and PII excludes the impacts of deferred taxes and the remeasurement of the tax receivable agreement, which arise from changes in estimated future tax rates. For purposes of calculating the Adjusted Net Income tax rate, Segment Income is reduced by HoldCo interest and financing costs. Certain assumptions and methodologies that impact the implied FRE and PII income tax provision are similar to those used under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP relating to transaction-related costs, equity-based compensation, charitable contributions and tax deductible interest expense are taken into account for the implied tax provision. Income Taxes on SRE represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Management believes the methodologies used to compute income taxes on FRE, SRE, and PII are meaningful to each segment and increases comparability of income taxes between periods. • “Spread Related Earnings, Excluding Notable Items” represents SRE with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the Retirement Services segment against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the segment. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non-GAAP operating measures. Definitions 29

• “Adjusted Net Income, Excluding Notable Items” represents ANI with an adjustment related to our Retirement Services segment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non- GAAP operating measures. • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit and certain equity funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in credit, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain credit funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. Definitions - cont'd 30

• “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. • “ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries (“ACRA 1”), and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries (“ACRA 2”). • “ADIP” refers to Apollo/Athene Dedicated Investment Program (“ADIP I”) and Apollo/Athene Dedicated Investment Program II (“ADIP II”), funds managed by Apollo including third-party capital that, through ACRA, invest alongside Athene in certain investments. • “Adjusted Net Income Shares Outstanding” or “ANI Shares Outstanding” consists of total shares of Common Stock outstanding, RSUs that participate in dividends, and shares of Common Stock assumed to be issuable upon the conversion of the shares of Mandatory Convertible Preferred Stock. • “Appreciation (depreciation)” of flagship private equity and hybrid value funds refers to gain (loss) and income for the periods presented on a total return basis before giving effect to fees and expenses. The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Athene” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a subsidiary of the Company and a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LP (“ISG”), provides asset management and advisory services. • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). • “Capital solutions fees and other, net” primarily includes transaction fees earned by Apollo Capital Solutions (“ACS”) related to underwriting, structuring, arrangement and placement of debt and equity securities, and syndication for funds managed by Apollo, portfolio companies of funds managed by Apollo, and third parties. Capital solutions fees and other, net also includes advisory fees for the ongoing monitoring of portfolio operations, directors' fees, as well as fees and earnings related to property management activities. These fees also include certain offsetting amounts, including reductions in management fees related to a percentage of these fees recognized (“management fee offset”), and other additional revenue sharing arrangements, including with certain subsidiaries and other affiliates. • “Cost of Funds” includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the non-controlling interests. While we believe cost of funds is a meaningful financial metric and enhances the understanding of the underlying profitability drivers of our retirement services business, it should not be used as a substitute for total benefits and expenses presented under U.S. GAAP. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from perpetual capital vehicles. • “Fees and earnings related to property management activities” includes property management and other fees net of certain compensation expense and non-compensation expense. • “FRE Compensation Ratio” is calculated as fee-related compensation divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “Gross Capital Deployment” represents the gross capital that has been invested by the funds and accounts we manage during the relevant period, but excludes certain investment activities primarily related to hedging and cash management functions at the firm. Gross Capital Deployment is not reduced or netted down by sales or refinancings, and takes into account leverage used by the funds and accounts we manage in gaining exposure to the various investments that they have made. 31 Definitions - cont'd

• “Gross IRR” of accord series, ADIP funds and the European principal finance funds represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non-U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a traditional private equity or hybrid value fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2025 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of infrastructure funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2025 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” for credit funds is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals, before the effects of management fees, incentive fees allocated to the general partner, and other fees and expenses. Returns for these categories are calculated for all funds and accounts in the respective strategies excluding assets managed for Athene, Athora, and certain other entities where Apollo manages or may manage a significant portion of the total company assets, or where Apollo only provides certain other investment-related services. Certain funds and accounts that have elected not to use fair-value accounting standards are also excluded due to the lack of returns. Returns for the Asset-Backed Finance strategy excludes CRE Debt and ACTC funds. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “HoldCo” refers to Apollo Global Management, Inc. • “Inflows” within the Asset Management segment represents (i) at the individual strategy level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers, and (ii) on an aggregate basis, the sum of inflows across the credit and equity strategies. • “Mandatory Convertible Preferred Stock” refers to the 6.75% Series A Mandatory Convertible Preferred Stock of AGM. • “Net Invested Assets” represent the investments that directly back Athene's net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which is used to analyze the profitability of Athene’s investment portfolio. Net invested assets include (a) total investments on the statements of financial condition, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE and VOE assets, liabilities and non-controlling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude the derivative collateral offsetting the related cash positions. Athene includes the underlying investments supporting its assumed funds withheld and modco agreements and excludes the underlying investments related to ceded reinsurance transactions in its net invested assets calculation in order to match the assets with the income received. Athene believes the adjustments for reinsurance provide a view of the assets for which it has economic exposure. Net invested assets include Athene’s proportionate share of ACRA investments, based on its economic ownership, but do not include the proportionate share of investments associated with the non-controlling interests. Net invested assets are averaged over the number of quarters in the relevant period to compute a net investment earned rate for such period. While Athene believes net invested assets is a meaningful financial metric and enhances the understanding of the underlying drivers of its investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under U.S. GAAP. • “Net Investment Earned Rate” is computed as the income from Athene's net invested assets divided by the average net invested assets for the relevant period, presented on an annualized basis for interim periods. • “Net Investment Spread” measures Athene's investment performance plus its strategic capital management fees, less its total cost of funds. Net investment earned rate is a key measure of Athene's investment performance while cost of funds is a key measure of the cost of its policyholder benefits and liabilities. • “Net IRR” of accord series, ADIP funds and the European principal finance funds represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 32 Definitions - cont'd

• “Net IRR” of a traditional private equity or hybrid value fund represents the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of infrastructure funds represents the cumulative cash flows in a fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2025 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Origination” represents (i) capital that has been invested in new equity, debt or debt-like investments by Apollo's equity and credit strategies (whether purchased by funds and accounts managed by Apollo, or syndicated to third parties) where Apollo or one of Apollo's origination platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs; and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds and accounts otherwise may not be able to meaningfully access. Origination generally excludes any issuance of debt or debt-like investments by the portfolio companies of the funds we manage. • “Other operating expenses” within the Principal Investing segment represents expenses incurred in the normal course of business and includes allocations of non-compensation expenses related to managing the business. • “Other operating expenses” within the Retirement Services segment represents expenses incurred in the normal course of business inclusive of compensation and non-compensation expenses, but does not include the proportionate share of the ACRA operating expenses associated with the non-controlling interests. • “Perpetual capital” refers to assets under management of certain vehicles with an indefinite duration, which assets may only be withdrawn under certain conditions or subject to certain limitations, including satisfying required hold periods or percentage limits on the amounts that may be redeemed over a particular period. The investment management, advisory or other service agreements with our perpetual capital vehicles may be terminated under certain circumstances. • “PII Compensation Ratio” is calculated as Principal investing compensation divided by the sum of realized performance fees and realized investment income. • “Principal investing compensation” within the Principal Investing segment represents realized performance compensation, distributions related to investment income and dividends, and includes allocations of certain compensation expenses related to managing the business. • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents Total Invested Capital, reduced for any return of capital proceeds received to date. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes. In addition, amounts include committed and funded amounts for certain investments. • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period commences pursuant to its governing agreements. Definitions - cont'd 33

Retirement Services Flows & Invested Assets (page 20) 6. Represents outflows from funding agreements, pension group annuities, and multi-year guarantee fixed annuities, all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 7. Represents outflows from indexed annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 8. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 9. Represents outflows from policies that no longer have an active surrender charge in force. 10. Represents outflows from policies with an active surrender charge in force. 11. The outflow rate is calculated as outflows attributable to Athene divided by Athene average net invested assets for the respective period, on an annualized basis. 12. Year-to-date 2025 outflows exclude the 2Q'25 maturities of long-term repurchase agreements of $1.1 billion, or a rate of 1.6% for the respective period on an annualized basis, which may be renewed upon joint agreement of the parties based on a variety of factors. Endnotes 34

In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, interest rate fluctuations and market conditions generally, international trade barriers, domestic or international political developments and other geopolitical events, including geopolitical tensions and hostilities, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings with the SEC. Apollo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 35 Forward-Looking Statements